As filed with the Securities and Exchange Commission on August 2, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Iconic Offices, The Greenway, Block C Ardilaun Court

112-114 St Stephens Green, Dublin 2, Ireland

+353 1 6699 020

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Patrick Holt

President and Chief Executive Officer

Amarin Corporation plc

c/o Amarin Pharma, Inc.

440 Route 22

Bridgewater, NJ 08807

Telephone: (908) 719-1315

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael H. Bison, Esq.

Jacqueline Mercier, Esq.

Finnbarr D. Murphy, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Telephone: (617) 570-1933

Facsimile: (617) 570-1762

Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of the Registration Statement as the registrant shall determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement is a “shelf” registration statement and relates to the offer and sale of up to $100,000,000 of securities that may be offered from time to time by Amarin Corporation plc, or Amarin. This Registration Statement contains a form of base prospectus that will be used in connection with offerings of securities by Amarin, if and when such offerings are made. The specific terms of the securities to be offered will be set forth in a prospectus supplement relating to such securities.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 2, 2023

PROSPECTUS

$100,000,000

Ordinary Shares

Ordinary Shares, in the form of American Depositary Shares

Preference Shares

Preference Shares, in the form of American Depositary Shares

Debt Securities

Warrants

We may offer and sell from time to time up to $100,000,000 of our: ordinary shares, each of which may be represented by one American Depositary Share; preference shares, each of which may be represented by one American Depositary Share; senior or subordinated debt securities; warrants to purchase any securities that may be sold under this prospectus; and any combination of these securities, individually or as units. We will describe in a prospectus supplement the securities we are offering and selling, as well as the specific terms of the securities.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents, or through underwriters and dealers. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

Our American Depositary Shares representing ordinary shares are traded on the Nasdaq Global Market under the symbol “AMRN”. A separate Registration Statement on Form F-6 for the registration of American Depositary Shares issuable upon deposit of the ordinary shares was previously filed with the Securities and Exchange Commission and was effective on November 29, 2018 (Reg. File No. 333-228591). If we decide to list any of these other securities on a national securities exchange upon issuance, the applicable prospectus supplement to this prospectus will identify the exchange and the date when we expect trading to begin. On August 1, 2023, the closing price of our American Depositary Shares on the Nasdaq Global Market was $1.19 per share.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 4 of this prospectus and in the applicable prospectus supplement for certain risks you should consider. You should read the entire prospectus carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2023.

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the documents incorporated by reference in this prospectus before deciding whether to invest in our securities.

Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto, references to “Amarin,” “our company,” “we,” “us” and “our” mean Amarin Corporation plc, a public limited company incorporated under the laws of England and Wales.

About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a shelf registration process. Under the shelf registration process, we may offer the securities described in this prospectus from time to time at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity date, if any;

•	original issue discount, if any;

•	rates and times of payment of interest, dividends or other payments, if any;

•	redemption, conversion, exercise, exchange, settlement or sinking fund terms, if any;

•

conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	material U.S. federal income tax considerations, if any, not otherwise described herein.

Registration of the securities covered by this prospectus does not mean that these securities will necessarily be offered or sold.

A prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. Please carefully read both this prospectus, including the information incorporated by reference into this prospectus, and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.” This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website referred to under the heading “Where You Can Find More Information.”

We have not authorized any broker-dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and the accompanying prospectus supplement speaks only as of their respective dates and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

We may sell the securities directly to or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

About Amarin Corporation plc

We are a pharmaceutical company focused on the commercialization and development of therapeutics to improve cardiovascular, or CV, health and reduce CV risk. Our commercialized product, VASCEPA® (icosapent ethyl) was first approved by the United States, or U.S., Food and Drug Administration, or U.S. FDA, for use as an adjunct to diet to reduce triglyceride, or TG, levels in adult patients with severe (≥500 mg/dL) hypertriglyceridemia, or the MARINE indication and we commercially launched in 2013. On December 13, 2019, the U.S. FDA approved an indication and label expansion for VASCEPA based on the landmark results of our cardiovascular outcomes trial, REDUCE-IT®, or Reduction of Cardiovascular Events with EPA – Intervention Trial. VASCEPA is the first and only drug approved by the U.S. FDA as an adjunct to maximally tolerated statin therapy for reducing persistent cardiovascular risk in select high risk-patients, or the REDUCE-IT indication. On March 26, 2021, the European Commission, or EC, granted approval of the marketing authorization application in the European Union, or EU, for VAZKEPA®, hereinafter along with the U.S. brand name VASCEPA, collectively referred to as VASCEPA, which is the first and only EC approved therapy to reduce cardiovascular risk in high-risk statin-treated patients with elevated TG levels. On April 22, 2021, we announced that we received marketing authorization from the Medicines and Healthcare Products Regulatory Agency, or MHRA, for VAZKEPA in England, Wales and Scotland to reduce cardiovascular risk. On June 1, 2023, we announced that regulatory approval from the National Medical Products Administration, or NMPA, for VASCEPA in Mainland China was received by our partner for the MARINE indication.

VASCEPA is currently available by prescription in the U.S. and certain other countries throughout the world. We are responsible for the supply of VASCEPA to all markets in which the branded product is sold, either to and through our collaborations with third-party companies or by us. We are not responsible for providing any generic company with drug product.

Corporate Information

Amarin Corporation plc is a public limited company incorporated under the laws of England and Wales. Amarin Corporation plc was originally incorporated in England as a private limited company on March 1, 1989 under the Companies Act 1985, and re-registered in England as a public limited company on March 19, 1993.

Our principal office is located at Iconic Offices, The Greenway, Block C Ardilaun Court, 112-114 St Stephens Green, Dublin 2 Ireland. Our registered office is located at One New Change, London EC4M 9AF, England. Our primary office for our European market access team is located at Überbauung Metalli, Gotthardstrasse 2, Zug CH-6300, Switzerland. Our primary office in the United States is located at 440 Route 22, Bridgewater, NJ 08807, USA. Our telephone number at that location is (908) 719-1315. Our website address is www.amarincorp.com. Information contained on, or accessible through, our website is not a part of this prospectus.

For additional information about our company, please refer to other documents we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation of Certain Information by Reference.” Additional information about us can be found in our periodic and current reports filed with the SEC. Copies of our current and periodic reports filed with the SEC are available online at www.sec.gov.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q and other documents that we file with the SEC, which are incorporated herein by reference as described in this prospectus under the heading “Where You Can Find More Information.” Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into it, and any prospectus supplement and the documents incorporated by reference into it, contain forward-looking statements. All statements other than statements of historical fact contained in this prospectus and the documents incorporated by reference into it are forward-looking statements, including statements regarding the progress and timing of our clinical programs, regulatory filings and commercialization activities, and the potential clinical benefits, safety and market potential of our product candidates, as well as more general statements regarding our expectations for future financial and operational performance, regulatory environment, and market trends. In some cases, you can identify forward-looking statements by terminology such as “may,” “would,” “should,” “could,” “expects,” “aims,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “projects,” “potential,” or “continue”; the negative of these terms; or other comparable terminology. These statements include but are not limited to statements regarding the commercial success of and benefits and market opportunity for VASCEPA (brand name VAZKEPA in Europe but predominately referenced in this document by its brand name in the United States and other countries where it is approved, VASCEPA or icosapent ethyl) and factors that can affect such success; plans to obtain regulatory approvals and favorable market access and pricing in several jurisdictions, to expand promotion of VASCEPA and statements regarding cost and pricing of VASCEPA and other treatments; interpretation of court decisions; plans with respect to litigation; expectation on determinations and policy positions of the FDA; the safety and efficacy of our product and product candidates; expectation regarding the potential for VASCEPA to be partnered, developed and commercialized outside of the United States; expectation on the scope and strength of our intellectual property protection and the likelihood of securing additional patent protection; estimates of the potential markets for our product candidates; estimates of the capacity of manufacturing and other facilities to support our products; our operating and growth strategies; our industry; our projected cash needs, liquidity and capital resources; and our expected future revenues, operations and expenditures.

Forward-looking statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from those anticipated by such statements. These and other factors could cause results to differ materially from those expressed in these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements contained in this prospectus and the documents incorporated by reference into it are reasonable, we cannot guarantee future results, performance, or achievements. Except as required by law, we are under no duty to update or revise any of such forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

Unless otherwise indicated, information contained in this prospectus and the documents incorporated by reference into it concerning our products and product candidates, including the number of patients that may benefit from these products and product candidates and the potential commercial opportunity for our products and product candidates, is based on information from independent industry analysts and third-party sources (including industry publications, surveys, and forecasts), our internal research, and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and based on assumptions made by us based on such data and our knowledge of such industry, which we believe to be reasonable. None of the sources cited in this prospectus and the documents incorporated by reference into it have consented to the inclusion of any data from its reports, nor have we sought their consent. Our internal research has not been verified by any independent source, and we have not independently verified any third-party information. While we believe that such information included in this prospectus and the documents incorporated by reference into it are generally reliable, such information is inherently imprecise. In addition, projections, assumptions, and estimates of our future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

DESCRIPTION OF SECURITIES

We may offer our ordinary shares, each of which may be represented by one American Depositary Share, or ADS, preference shares, each of which may be represented by one ADS, various series of senior or subordinated debt securities, warrants to purchase any such securities and any combination of these securities, individually or as units, from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

Description of Ordinary Shares

In the following summary, a “shareholder” is the person registered in our register of members as the holder of the relevant securities, including ordinary shares that have been deposited in our ADS facility with Citibank, N.A., or the Depositary.

Dividends

Holders of ordinary shares are entitled to receive such dividends as may be declared by the board of directors. All dividends are declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid. To date there have been no dividends paid to holders of ordinary shares.

Any dividend unclaimed after a period of 12 years from the date of declaration of such dividend shall be forfeited and shall revert to us. In addition, the payment by the board of directors of any unclaimed dividend, interest or other sum payable on or in respect of an ordinary share into a separate account shall not constitute us as a trustee in respect thereof.

Rights in a Liquidation

Holders of ordinary shares are entitled to participate in any distribution of assets upon a liquidation, subject to prior satisfaction of the claims of creditors and preferential payments to holders of outstanding preference shares.

Voting Rights

Voting at any general meeting of shareholders is by a show of hands, unless (before or immediately following the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded. A poll may be demanded by:

•	the chairman of the meeting;

•	at least two shareholders entitled to vote at the meeting;

•	any shareholder or shareholders representing in the aggregate not less than one-tenth of the total voting rights of all shareholders entitled to vote at the meeting; or

•

any shareholder or shareholders holding shares conferring a right to vote at the meeting on which there have been paid up sums in the aggregate equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

In a vote by a show of hands, every shareholder who is present in person or by proxy at a general meeting has one vote. In a vote on a poll, every shareholder who is present in person or by proxy shall have one vote for every share of which they are registered as the holder. No shareholder shall have more than one vote on a show of hands notwithstanding that he may have appointed more than one proxy to vote on his behalf. The quorum for a shareholders’ meeting is a minimum of two persons entitled to vote at the meeting, present in person or by proxy. To the extent our Articles of Association provide for a vote by a show of hands in which each shareholder has one vote, this differs from U.S. law, under which each shareholder typically is entitled to one vote per share at all meetings. Unless otherwise required by law or our Articles of Association, voting in a general meeting is by ordinary resolution. An ordinary resolution is approved by a majority vote of the shareholders present at a meeting at which there is a quorum. Examples of matters that can be approved by an ordinary resolution include:

•	the election of directors;

•	the approval of financial statements;

•	the declaration of final dividends;

•	the appointment of auditors; or

•	the grant of authority to issue shares.

A special resolution requires the affirmative vote of not less than three-fourths of the eligible votes of shareholders present at the meeting. Examples of matters that must be approved by a special resolution include modifications to the rights of any class of shares, changes to the Articles of Association, or our winding-up.

Capital Calls

The board of directors has the authority to make calls upon the shareholders in respect of any money unpaid on their shares and each shareholder shall pay to us as required by such notice the amount called on his shares. If a call remains unpaid after it has become due and payable, and the fourteen clear days’ notice provided by the board of directors has not been complied with, any share in respect of which such notice was given may be forfeited by a resolution of the board, and such forfeiture shall include all dividends before the forfeiture declared but not actually paid on the forfeited shares.

Limitations on Ownership

Under English law and our Articles of Association, there are no limitations on the right of nonresidents of the United Kingdom or owners who are not citizens of the United Kingdom to hold or vote our ordinary shares.

Description of Preference Shares

The following description of our preference shares is only a summary of the general terms of the preference shares of any series that may be offered under this prospectus. We will prepare a prospectus supplement each time we offer preference shares, which you should read carefully. The prospectus supplement relating to a series of preference shares or to securities that are convertible into or exchangeable for the preference shares will summarize the terms of the preference shares of the particular series. Those terms will be set out in the resolutions establishing the series that our board of directors or an authorized committee adopt, and may be different from those summarized below. If so, the applicable prospectus supplement will so provide, and the description of the preference shares of that series contained in the prospectus supplement will apply. In the following summary, a “shareholder” is the person registered in our register of members as the holder of the preference shares. For those preference shares, if any, that are deposited in an American Depositary Receipt facility pursuant to a deposit agreement, that may be entered into (for additional details see “Description of American Depositary Shares”) with Citibank N.A., the depositary or its nominee is deemed the shareholder.

Our board of directors has the authority, without further action by shareholders, to issue preference shares, par value £0.05 per share, in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preference shares, including dividend rights, conversion rights, voting rights, rights and terms of redemption, and liquidation preference, any or all of which may be greater than the rights of the ordinary shares.

Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preference shares of each series that we offer under this prospectus and applicable prospectus supplements in the resolutions relating to that series. We will describe the terms of the series of preference shares we are offering before the issuance of the related series of preference shares in a prospectus supplement. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price per share;

•	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preference shares on any securities exchange or market;

•

whether the preference shares will be convertible into our ordinary shares or other securities of ours, including warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

•

whether the preference shares will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preference shares;

•	preemption rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the preference shares;

•	the relative ranking and preferences of the preference shares as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on issuances of any class or series of preference shares ranking senior to or on a parity with the series of preference shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preference shares.

If we sell preference shares under this prospectus, the shares will be fully paid and non-assessable.

Our Articles of Association and English law provide that the holders of preference shares will have the right to vote separately as a class on any proposal involving changes that would adversely affect the powers, preferences, or special rights of holders of that series of preference shares.

Description of Debt Securities

We may offer debt securities which may be senior or subordinated. We refer to senior debt securities and subordinated debt securities collectively as debt securities. Each series of debt securities may have different terms. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information. As used in this prospectus, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.

General

The indentures:

•	do not limit the amount of debt securities that we may issue;

•	allow us to issue debt securities in one or more series;

•	do not require us to issue all of the debt securities of a series at the same time; and

•	allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.

Unless otherwise provided in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “—Subordination” and in the applicable prospectus supplement.

Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

The prospectus supplement for each offering will provide the following terms, where applicable:

•	the title of the debt securities and whether they are senior or subordinated;

•	any limit upon the aggregate principal amount of the debt securities of that series;

•	the date or dates on which the principal of the debt securities of the series is payable;

•

the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•	the rate or rates at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;

•

the date or dates from which interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates, the place(s) of payment, and the record date for the determination of holders to whom interest is payable on any such interest payment dates or the manner of determination of such record dates;

•	the right, if any, to extend the interest payment periods and the duration of such extension;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series may be redeemed, converted or exchanged, in whole or in part;

•

our obligation, if any, to redeem or purchase debt securities of the series pursuant to any sinking fund, mandatory redemption, or analogous provisions (including payments made in cash in satisfaction of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the form of the debt securities of the series including the form of the Certificate of Authentication for such series;

•	if other than minimum denominations of one thousand U.S. dollars ($1,000) or any integral multiple of $1,000 thereof, the denominations in which the debt securities of the series shall be issuable;

•

whether the debt securities of the series shall be issued in whole or in part in the form of a global debt security or global debt securities; the terms and conditions, if any, upon which such global debt security or global debt securities may be exchanged in whole or in part for other individual debt securities; and the depositary for such global debt security or global debt securities;

•

whether the debt securities will be convertible into or exchangeable for ordinary shares or other securities of ours or any other Person and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, and the applicable conversion or exchange period;;

•	any additional or alternative events of default to those set forth in the indenture;

•	any additional or alternative covenants to those set forth in the indenture;

•

the currency or currencies, including composite currencies, in which payment of the principal of (and premium, if any) and interest, if any, on such debt securities shall be payable (if other than the currency of the United States of America), which unless otherwise specified shall be the currency of the United States of America as at the time of payment is legal tender for payment of public or private debts;

•

if the principal of (and premium, if any) or interest, if any, on such debt securities is to be payable, at our election or at the election of any holder thereof, in a coin or currency other than that in which such debt securities are stated to be payable, then the period or periods within which, and the terms and conditions upon which, such election may be made;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	additional or alternative provisions, if any, related to defeasance and discharge of the offered debt securities than those set forth in the indenture;

•	the applicability of any guarantees;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•	any other terms of the debt securities (which may supplement, modify or delete any provision of the indenture insofar as it applies to such series).

We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.”

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Payment

Unless otherwise provided in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Merger, Consolidation or Sale of Assets

The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (i) consolidate with, (ii) sell, lease or convey all or substantially all of our assets to, or (iii) merge with or into, any other entity provided that

•

either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (a) to pay the principal of, and any premium, and interest on, all of the debt securities and (b) to duly perform and observe all of the covenants and conditions contained in the applicable indenture; and in the event the debt securities are convertible into or exchangeable for ordinary shares or other securities of ours, such successor entity will, by such supplemental indenture, make provision so that the holders of debt securities of that series shall thereafter be entitled to receive upon conversion or exchange of such debt securities the number of securities or property to which a holder of the number of ordinary shares or other securities of ours deliverable upon conversion or exchange of those debt securities would have been entitled had such conversion or exchange occurred immediately prior to such consolidation, merger, sale, conveyance, transfer or other disposition; and

•	an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

•	default in the payment of any installment of interest on any debt security of such series continuing for 90 days unless such date has been extended or deferred;

•	default in the payment of principal of, or any premium on, any debt security of such series when due and payable unless such date has been extended or deferred;

•	default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 90 days after written notice described below;

•	bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us; and

•	any other event of default provided with respect to a particular series of debt securities.

If an event of default (other than an event of default described in the fourth bullet point above) occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of, and accrued interest on, all the debt securities of that series to be due and payable. If an event of default described in the fourth bullet point above occurs, the principal amount of, and accrued interest on, all the debt securities of that series will automatically become and will be immediately due and payable without any declaration or other act on the part of the trustee or the holders of the debt securities. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

•

we have deposited with the applicable trustee all required payments of the principal, any premium, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium, have been cured or waived.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 90 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium or, and interest on, such debt securities at the respective due dates thereof.

The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

•	is in conflict with any law or the applicable indenture;

•	may involve the trustee in personal liability; or

•	may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

Subject to certain exceptions, the indentures may be amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by such amendment (including consents obtained in connection with a tender offer or exchange for the debt securities of such series).

We and the applicable trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

•	to cure any ambiguity, defect, or inconsistency herein or in the Securities of any series;

•	to comply with the covenant described above under “—Merger, Consolidation or Sale of Assets”;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•

to add to the covenants, restrictions, conditions or provisions relating to us for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants, restrictions, conditions or provisions are expressly being included solely for the benefit of such series), to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any right or power in the applicable indenture conferred upon us;

•

to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities, as herein set forth;

•	to make any change that does not adversely affect the rights of any holder of notes under the applicable indenture in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided in the applicable indenture, to establish the form of any certifications required to be furnished pursuant to the terms of the applicable indenture or any series of debt securities under the applicable indenture, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee or to appoint a separate trustee with respect to any series;

•	to comply with any requirements of the SEC or any successor in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act; or

•

to conform the applicable indenture to this “—Description of Debt Securities” or any other similarly titled section in any prospectus supplement or other offering document relating to a series of debt securities.

Subordination

Payment by us of the principal of, premium, if any, and interest on any series of subordinated debt securities issued under the subordinated indenture will be subordinated to the extent set forth in an indenture supplemental to the subordinated indenture relating to such series.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

•

either (i) all securities of such series have already been delivered to the applicable trustee for cancellation; or (ii) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies or governmental obligations in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date; and

•	we have paid or caused to be paid all other sums payable.

Unless otherwise provided in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company shall be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into ordinary shares or other securities of ours will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into ordinary shares or other securities of ours, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Description of Warrants

We may offer warrants for the purchase of ordinary shares, each of which may be represented by one ADS, preference shares, each of which may be represented by one or more ADS, and/or senior or subordinated debt securities in one or more series, from time to time. We may issue warrants independently or together with ordinary shares, each of which may be represented by one ADS, preference shares, each of which may be represented by one ADS, and/or senior or subordinated debt securities, and the warrants may be attached to or separate from those securities.

If we offer warrants, they will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. We urge you to read the prospectus supplement related to any series of warrants we may offer, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. If we offer warrants, forms of warrant agreements and warrant certificates relating to warrants for the purchase of such ordinary shares, preference shares and debt securities will be incorporated by reference into the registration statement of which this prospectus is a part from reports we would subsequently file with the SEC.

Description of American Depositary Shares

Citibank, N.A. acts as the depositary bank for ADSs, which we also refer to as the Depositary. Citibank’s depositary offices are located at 390 Greenwich Street, 4th Floor, New York, New York 10013. ADSs are frequently referred to as “ADSs” and represent ownership interests in securities that are on deposit with the Depositary. ADSs may be represented by certificates that are commonly known as “American Depositary Receipts,” or ADRs. The Depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A., London Branch, having its principal office at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, England.

We have appointed Citibank as Depositary pursuant to an amended and restated deposit agreement, dated as of November 4, 2011. A copy of the deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6 filed on September 16, 2011. You may obtain a copy of the deposit agreement from the SEC’s website (www.sec.gov). Please refer to Registration Number 333-176898 when retrieving such copy.

We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety.

Each ADS represents the right to receive one ordinary share on deposit with the custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the Depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. The custodian, the Depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the Depositary, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The Depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in the deposited property only through the registered holders of the ADSs, by the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the Depositary, and by the Depositary (on behalf of the owners of the corresponding ADSs) directly, or indirectly through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.

If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the Depositary. As an ADS holder you appoint the Depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of ordinary shares will continue to be governed by the laws of England and Wales, which may be different from the laws in the United States.

The manner in which you own the ADSs (e.g., in a brokerage account vs. as registered holder, or as holder of certificated vs. uncertificated ADSs) may affect your rights and obligations, and the manner in which, and extent to which, the Depositary’s services are made available to you. As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the Depositary in your name reflecting the registration of uncertificated ADSs directly on the books of the Depositary (commonly referred to as the “direct registration system” or “DRS”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the Depositary. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the Depositary to the holders of the ADSs. The direct registration system includes automated transfers between the Depositary and The Depository Trust Company, or DTC, the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.

Dividends and distributions

As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of a specified record date, after deduction the applicable fees, taxes and expenses.

Distributions of cash

Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the Depositary will arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to English laws and regulations.

The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The Depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The Depositary will hold any cash amounts it is unable to distribute in a non-interest-bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the Depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of shares

Whenever we make a free distribution of shares for the securities on deposit with the custodian, we will deposit the applicable number of shares with the custodian. Upon receipt of confirmation of such deposit, the Depositary will either distribute to holders new ADSs representing the ordinary shares deposited or modify the ADS-to-shares ratio, in which case each ADS you hold will represent rights and interests in the additional ordinary shares or preference shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new ADSs or the modification of the ADS-to-ordinary shares ratio upon a distribution of ordinary shares or preference shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the Depositary may sell all or a portion of the new ordinary shares so distributed. No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the Depositary does not distribute new ADSs as described above, it may sell the shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of rights

Whenever we intend to distribute rights to purchase additional ordinary shares, we will give prior notice to the Depositary and we will assist the Depositary in determining whether it is lawful and reasonably practicable to distribute rights to purchase additional ADSs to holders.

The Depositary will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The Depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new ordinary shares other than in the form of ADSs.

The Depositary will not distribute the rights to you if:

•	we do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

•	we fail to deliver satisfactory documents to the Depositary; or

•	it is not reasonably practicable to distribute the rights.

The Depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the Depositary is unable to sell the rights, it will allow the rights to lapse.

Elective distributions

Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the Depositary and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the Depositary in determining whether such distribution is lawful and reasonably practicable.

The Depositary will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the Depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder under English law would receive upon failing to make an election, as more fully described in the deposit agreement.

Other distributions

Whenever we intend to distribute property other than cash, ordinary shares or rights to purchase additional ordinary shares, we will notify the Depositary in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the Depositary in determining whether such distribution to holders is lawful and reasonably practicable. If it is reasonably practicable to distribute such property to you and if we provide all of the documentation contemplated in the deposit agreement, the Depositary will distribute the property to the holders in a manner it deems practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the Depositary may sell all or a portion of the property received.

The Depositary will not distribute the property to you and will sell the property if:

•	we do not request that the property be distributed to you or if we ask that the property not be distributed to you; or

•	we do not deliver satisfactory documents to the Depositary; or

•	the Depositary determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the Depositary in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the Depositary will provide notice of the redemption to the holders.

The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The Depositary will convert the redemption funds received into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the Depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the Depositary may determine.

Changes affecting ordinary shares and preference shares

The ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, a split-up, cancellation, consolidation or reclassification of such ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of assets.

If any such change were to occur, your ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the new ordinary shares held on deposit. The Depositary may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the Shares. If the Depositary may not lawfully distribute such property to you, the Depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon deposit of ordinary shares

The Depositary may create ADSs on your behalf if you or your broker deposit ordinary shares with the custodian. The Depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the ordinary shares to the custodian. Your ability to deposit ordinary shares and receive ADSs may be limited by U.S. and U.K. legal considerations applicable at the time of deposit.

The issuance of ADSs may be delayed until the Depositary or the custodian receives confirmation that all required approvals have been given and that the ordinary shares or preference shares have been duly transferred to the custodian. The Depositary will only issue ADSs in whole numbers.

When you make a deposit of ordinary shares you will be responsible for transferring good and valid title to the Depositary. As such, you will be deemed to represent and warrant that:

•	the ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained;

•	all preemptive (and similar) rights, if any, with respect to such ordinary shares have been validly waived or exercised;

•	you are duly authorized to deposit the ordinary shares;

•

the ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement); and

•	the ordinary shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties are incorrect in any way, we and the Depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, combination and split up of ADRs

As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the Depositary and also must:

•	ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

•	provide such proof of identity and genuineness of signatures as the Depositary deems appropriate;

•	provide any transfer stamps required by the State of New York or the United States; and

•	pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the Depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of ordinary shares upon cancellation of ADSs

As an ADS holder, you will be entitled to present your ADSs to the Depositary for cancellation and then receive the corresponding number of underlying ordinary shares at the custodian’s offices. Your ability to withdraw the ordinary shares may be limited by U.S. and U.K. legal considerations applicable at the time of withdrawal. In order to withdraw the ordinary shares represented by your ADSs, you will be required to pay to the Depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the ordinary shares being withdrawn. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

If you hold ADSs registered in your name, the Depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the Depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the ordinary shares represented by your ADSs may be delayed until the Depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the Depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time except for:

•

Temporary delays that may arise because (i) the transfer books for the ordinary shares or ADSs are closed, or (ii) ordinary shares are immobilized on account of a shareholders’ meeting or a payment of dividends.

•	Outstanding obligations to pay fees, taxes and similar charges.

•	Restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting rights

As a holder of ADSs representing ordinary shares, you generally have the right under the deposit agreement to instruct the Depositary to exercise the voting rights for the ordinary shares represented by your ADSs. The voting rights of holders of ordinary shares are described under the heading “Description of Securities—Description of Ordinary Shares” in this prospectus.

At our request, the Depositary will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the Depositary to exercise the voting rights of the securities represented by ADSs.

If the Depositary receives voting instructions from a holder of ADSs in a timely manner, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs in accordance with such voting instructions.

Please note that the ability of the Depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the Depositary in a timely manner. Securities for which no voting instructions have been received will not be voted.

Fees and charges

As an ADS holder, you will be required to pay the following service fees to the Depositary:

Service	Fees
• Issuance of ADSs upon deposit of Shares (excluding issuances as a result of distributions described in paragraph (4) below).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) issued.

• Delivery of Deposited Securities against surrender of ADSs.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) surrendered.

Service	Fees
• Distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.

• Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.

• Distribution of securities other than ADSs or rights to purchase additional ADSs (i.e., spin-off shares).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.

• Depositary Services.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary.

As an ADS holder you will also be responsible to pay certain fees and expenses incurred by the Depositary and certain taxes and governmental charges such as:

•

Fees for the transfer and registration of ordinary shares charged by the registrar and transfer agent for the ordinary shares or preference shares in England (i.e., upon deposit and withdrawal of ordinary shares or preference shares).

•	Expenses incurred for converting foreign currency into U.S. dollars.

•	Expenses for cable, telex and fax transmissions and for delivery of securities.

•	Taxes and duties upon the transfer of securities (i.e., when ordinary shares are deposited or withdrawn from deposit).

•	Fees and expenses incurred in connection with the delivery or servicing of ordinary shares on deposit.

Depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the Depositary by the brokers (on behalf of their clients) receiving the newly issued ADSs from the Depositary and by the brokers (on behalf of their clients) delivering the ADSs to the Depositary for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the Depositary to the holders of record of ADSs as of the applicable ADS record date.

The Depositary fees payable for cash distributions are generally deducted from the cash being distributed. In the case of distributions other than cash (i.e., stock dividend, rights), the Depositary charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the Depositary sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the Depositary generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients’ ADSs in DTC accounts in turn charge their clients’ accounts the amount of the fees paid to the Depositary.

In the event of refusal to pay the depositary fees, the Depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.

Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the Depositary. You will receive prior notice of such changes.

The Depositary may reimburse us for certain expenses incurred by us in respect of the ADR program established pursuant to the deposit agreement, by making available a portion of the depositary fees charged in respect of the

ADR program or otherwise, upon such terms and conditions as we and the Depositary may agree from time to time.

Amendments and termination

We may agree with the Depositary to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the ordinary shares represented by your ADSs (except to comply with applicable by law).

We have the right to direct the Depositary to terminate the deposit agreement. Similarly, the Depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the Depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

After termination, the Depositary will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the Depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest-bearing account. At that point, the Depositary will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

Books of Depositary

The Depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

The Depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on obligations and liabilities

The deposit agreement limits our obligations and the Depositary’s obligations to you. Please note the following:

•	We and the Depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

•

The Depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

•

The Depositary disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in ordinary shares, for the validity or worth of the ordinary shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.

•	We and the Depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

•

We and the Depositary disclaim any liability if we or the Depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our Articles of Association, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

•

We and the Depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our Articles of Association or in any provisions of or governing the securities on deposit.

•

We and the Depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting Shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

•

We and the Depositary also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of ordinary shares but is not, under the terms of the deposit agreement, made available to you.

•	We and the Depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

•	We and the Depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

•	No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

Pre-release transactions

Subject to the terms and conditions of the deposit agreement, the depositary may issue to broker/dealers ADSs before receiving a deposit of ordinary shares or release ordinary shares to broker/dealers before receiving ADSs for cancellation. These transactions are commonly referred to as “pre-release transactions,” and are entered into between the Depositary and the applicable broker/dealer. The deposit agreement limits the aggregate size of pre-release transactions (not to exceed 30% of the number of ADSs outstanding) and imposes a number of conditions on such transactions (i.e., the need to receive collateral, the type of collateral required, the representations required from brokers, etc.). The Depositary may retain the compensation received from the pre-release transactions.

Taxes

You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the Depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The Depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The Depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the Depositary and to the custodian proof of taxpayer status and residence and such other information as the Depositary and the custodian may require to fulfill legal obligations. You are required to indemnify us, the Depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign currency conversion

The Depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the Depositary may take the following actions in its discretion:

•	Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

•	Distribute the foreign currency to holders for whom the distribution is lawful and practical.

•	Hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial

The deposit agreement, the ADRs and the ADSs will be interpreted in accordance with the laws of the State of New York. The rights of holders of ordinary shares and preference shares (including ordinary shares and preference shares represented by ADSs) are governed by the laws of England and Wales.

As an owner of ADSs, you irrevocably agree that any legal action arising out of the deposit agreement, the ADSs or the ADRs, involving the Company or the Depositary, may only be instituted in a state or federal court in the city of New York.

CERTAIN MATERIAL U.S. TAX CONSIDERATIONS

Our most recent Annual Report on Form 10-K, as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material U.S. federal income tax considerations that may be relevant to prospective investors in our ordinary shares. The applicable prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by such prospectus supplement.

CERTAIN MATERIAL U.K. TAX CONSIDERATIONS

Our most recent Annual Report on Form 10-K, as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material U.K. tax consequences that may be relevant to prospective investors in our ordinary shares. The applicable prospectus supplement may also contain information about any U.K. tax considerations relating to the securities covered by such prospectus supplement.

CERTAIN MATERIAL IRISH TAX CONSIDERATIONS

Our most recent Annual Report on Form 10-K, as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material Irish tax consequences that may be relevant to prospective investors in our ordinary shares. The applicable prospectus supplement may also contain information about any Irish tax considerations relating to the securities covered by such prospectus supplement.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered by us under this prospectus. Except as described in any prospectus supplement, we currently anticipate using the net proceeds from the sale of our securities offered hereby primarily for general corporate purposes which include, but are not limited to, funding development and commercialization of our products and product candidates (if approved), including ongoing commercialization of VASCEPA, and to discover additional product candidates. We may also use a portion of the net proceeds to pay off outstanding indebtedness, if any, and/or acquire or invest in complementary businesses, products and technologies or other strategic business development opportunities. Although we have no specific agreements, commitments or understandings with respect to any acquisition, we evaluate acquisition opportunities and engage in related discussions with other companies from time to time.

Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus in and outside the United States (a) through underwriters or dealers, (b) directly to purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods. The applicable prospectus supplement or free writing prospectus will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

The sale of the securities may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.

The distribution of offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the market prices, or at negotiated prices.

Sale Through Underwriters or Dealers

If underwriters are used in the sale of any of these securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in any prospectus supplement or free writing prospectus, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. We may grant underwriters an option to purchase additional securities to cover overallotment, if any, or otherwise in connection with the distribution. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on Nasdaq (or any exchange or quotation system on which our securities are listed) may engage in passive market making transactions in our ordinary shares, debt securities, warrants, ADSs or contracts, subscription rights or units, as applicable, on Nasdaq in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell these securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement or free writing prospectus the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly, and not through underwriters or agents. We may also sell the securities through agents designated from time to time. In the prospectus supplement or free writing prospectus, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement or free writing prospectus, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement or free writing prospectus.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement or free writing prospectus indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement or free writing prospectus, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or free writing prospectus (or a post-effective amendment).

Delayed Delivery Contracts

If we so indicate in the prospectus supplement or free writing prospectus, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement or free writing prospectus. The prospectus supplement or free writing prospectus will describe any commission payable for solicitation of those contracts.

Subscription Offerings

Direct sales to investors or our shareholders may be accomplished through subscription offerings or through subscription rights distributed to shareholders. In connection with subscription offerings or the distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through subscription rights, the subscription rights will be distributed as a dividend to the shareholders for which they will pay no separate consideration.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their respective businesses.

LEGAL MATTERS

Certain legal matters with respect to United States and New York law with respect to the validity of certain of the offered securities will be passed upon for the issuer by Goodwin Procter LLP, Boston, Massachusetts. Certain legal matters with respect to English law with respect to the validity of certain of the offered securities will be passed upon for the issuer by K&L Gates LLP (registered in England). Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of Amarin Corporation plc appearing in Amarin Corporation plc’s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of Amarin Corporation plc’s internal control over financial reporting as of December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below which have been filed by us:

•	Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 1, 2023,

•	Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on May 1, 2023;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, and June 30, 2023, filed with the SEC on May 3, 2023, and August 2, 2023, respectively;

•

Current Reports on Form 8-K (or Form 8-K/A) filed with the SEC on January  3, 2023, January  5, 2023, January  10, 2023 (Item 5.02 only), February 21, 2023, March 2, 2023, March  6, 2023 (Item 5.02 only), March  31, 2023 (Item 5.02 only), April  17, 2023 (Item 5.02 only), June  23, 2023, July  18, 2023 (Items 2.05 and 5.02 only), July  20, 2023, and July 25, 2023; and

•

The section entitled “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on March 19, 1993, including any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to: Amarin Corporation plc, c/o Amarin Pharma, Inc., 440 Route 22, Bridgewater, NJ 08807, attention: Investor Relations, or by telephone request to (908) 719-1315. We have not authorized anyone to provide you with any information that differs from that contained in this prospectus. Accordingly, you should not rely on any information that is not contained in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Securities.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any shareholder upon request and without charge. Written requests for such copies should be directed to Amarin Corporation plc, c/o Amarin Pharma, Inc., 440 Route 22, Bridgewater, NJ 08807, attention: Investor Relations, and our website is located at www.amarincorp.com. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

AMARIN CORPORATION PLC

$100,000,000

Ordinary Shares

Ordinary Shares, in the form of American Depositary Shares

Preference Shares

Preference Shares, in the form of American Depositary Shares

Debt Securities

Warrants

PROSPECTUS

, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses payable by us in connection with this offering are as follows:

Amount
Securities and Exchange Commission Registration Fee	$11,020
Accountants’ Fees and Expenses		*
Legal Fees and Expenses		*
Miscellaneous		*

Total Expenses		*

*	These fees and expenses are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Officers and Directors.

Except as set forth below, there is no provision of the Company’s Articles of Association or any contract, arrangement or statute under which any director or officer of the Company is insured or indemnified in any manner against liability which he may incur in his capacity as such.

Article 192 of the Company’s Articles of Association provides:

192

Subject to the provisions of, and so far as may be permitted by and consistent with, the Statutes but without prejudice to any indemnity to which he may otherwise be entitled, every Director, Secretary and officer of the Company and every director, secretary and officer of each Associated Company shall be indemnified out of the assets of the Company against:

(a)	any liability incurred by or attaching to him in connection with any negligence, default, breach of duty or breach of trust by him in relation to the Company or any Associated Company other than:

(i)	any liability to the Company or any Associated Company; and

(ii)

any liability incurred by him to pay a fine imposed in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); and

(iii)	any liability incurred by him:

(A)	in defending criminal proceedings in which he is convicted;

(B)	in defending any civil proceedings brought by the Company, or an Associated Company in which judgment is given against him;

(C)	in connection with the application made under sections 661(3) or (4) or section 1157 of the 2006 Act in which the court refuses to grant him relief;

where, in any case, the conviction, judgment or refusal of relief (as the case may be) has become final, and

(b)

any other liability incurred by or attaching to him in the actual or purported performance and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office.

192.1	Subject to the provisions of, and so far as may be permitted by and consistent with, the Statutes, the Company may:

II-i

(a)	provide a Director of the Company or a director of an Associated Company with funds to meet expenditure incurred or to be incurred by him:

(i)	in defending any criminal or civil proceedings in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or an Associated Company; or

(ii)	in connection with an application for relief under the provisions referred to in sections 661(3) or (4) or section 1157 of the 2006 Act; and

(b)

do anything to enable him to avoid incurring such expenditure, provided always that any loan made or liability incurred under any transaction connected with anything done pursuant to this Article 192.1 shall be repaid or (as the case may be) discharged in the event of such director being convicted or judgment being given against him in the proceedings or the court refusing to grant him relief on the application and by not later than the date:

(i)	when the conviction becomes final; or

(ii)	the date when the judgment becomes final; or

(iii)	the date when the refusal of relief becomes final,

192.2	Subject to the provisions of, and far as may be permitted by and consistent with, the Statutes, the Company may:

(a)

provide a Director of the Company or a director of an Associated Company with funds to meet expenditure incurred or to be incurred by him in defending himself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or any Associated Company; and

(b)	do anything to enable him to avoid incurring such expenditure.

192.3

Subject to the provisions of, and so far as may be permitted by and consistent with, the Statutes but without prejudice to any indemnity to which he may otherwise be entitled, every director of any Trustee Company shall be indemnified out of the assets of the Company against any liability incurred in connection with the activities of the Trustee Company as a trustee of any occupational pension scheme of which it is a trustee other than any liability of the kind referred to in section 235(3) of the 2006 Act. For the purposes of this Article 192.3:

(a)	“Trustee Company” means a company (being the Company or an Associated Company) that is a trustee of an occupational pension scheme; and

(b)	“occupational pension scheme” means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 that is established under a trust.

192.4	For the purposes of Article 192:

(a)	“Associated Company” means a company which is associated with the Company within the meaning of section 256 of the 2006 Act;

(b)	where a director is indemnified against any liability, such indemnity shall extend to all costs, charges, losses, expenses and liabilities incurred by him in relation thereto;

(c)	a conviction, judgment, or refusal of relief becomes final if:

(i)	not appealed against, at the end of the period for bringing an appeal; or

(ii)	if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(d)	an appeal is disposed of if:

(i)	it is determined and the period for brining any further appeal has ended; or

II-ii

(ii)	if it is abandoned or otherwise ceases to have effect.

In addition, U.K. companies can obtain liability insurance for directors and can also pay directors’ legal costs if they are successful in defending legal proceedings.

The Company has entered into deeds of indemnification with each of its directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the charter provision, by-law, contract, arrangements, statute or otherwise, the Company acknowledges that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 16. Exhibits.

Exhibit Number	Description of Exhibit
1.1	Form of Underwriting Agreement*

3.1	Articles of Association of Amarin Corporation plc (Incorporated herein by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2013, File No. 0-21392, filed with the Securities and Exchange Commission on August 8, 2013)

4.1	Form of Ordinary Share Certificate (Incorporated herein by reference to Exhibit 2.4 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2002, File No. 0-21392, filed with the Securities and Exchange Commission on April 24, 2003)

4.2	Form of American Depositary Receipt evidencing ADSs (Incorporated by reference to Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, File No. 0-21392, filed with the Securities and Exchange Commission on February 29, 2012)

4.3	Form of Amended and Restated Deposit Agreement, dated as of November 4, 2011, among the Company, Citibank, N.A., as Depositary, and all holders from time to time of American Depositary Shares issued thereunder (Incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, File No. 0-21392, filed with the Securities and Exchange Commission on February 29, 2012)

4.4	Form of Indenture for Senior Debt Securities

4.5	Form of Senior Debt Security (included in Exhibit 4.4 hereto)

4.6	Form of Indenture for Subordinated Debt Securities

4.7	Form of Subordinated Debt Security (included in Exhibit 4.6 hereto)

4.8	Form of Preference Share Certificate*

4.9	Form of Warrant Agreement*

4.10	Form of Warrant Certificate*

5.1	Opinion of Goodwin Procter LLP

5.2	Opinion of K&L Gates LLP

23.1	Consent of Goodwin Procter LLP (filed as part of Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm

23.3	Consent of K&L Gates LLP (filed as part of Exhibit 5.2)

24.1	Power of Attorney (included on signature page)

25.1	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939, as amended**

25.2	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939, as amended**

107	Filing Fee Table

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*	To be filed, if necessary, by amendment or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.
**	To be filed, if necessary, separately under the electronic form type 305B2.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (l)(i), (l)(ii) and (l)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 10-K at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A of Form 10-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

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(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by

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controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue; and

(9) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bridgewater, State of New Jersey, on August 2, 2023.

Amarin Corporation plc

By:	/s/ Patrick Holt
Patrick Holt
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Amarin Corporation plc, hereby severally constitute and appoint Patrick Holt, Thomas C. Reilly and Jacqueline Mercier, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement on Form S-3 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick Holt Patrick Holt	President, Chief Executive Officer and Director (Principal Executive Officer)	August 2, 2023

/s/ Thomas C. Reilly Thomas C. Reilly	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 2, 2023

/s/ Patrice Bonfiglio Patrice Bonfiglio	Director	August 2, 2023

/s/ Paul Cohen, M.D. Paul Cohen, M.D.	Director	August 2, 2023

/s/ Mark DiPaolo Mark DiPaolo	Director	August 2, 2023

/s/ Keith L. Horn Keith L. Horn	Director	August 2, 2023

/s/ Odysseas Kostas, M.D. Odysseas Kostas, M.D.	Director	August 2, 2023

/s/ Louis Sterling III Louis Sterling III	Director	August 2, 2023

/s/ Diane E. Sullivan Diane E. Sullivan	Director	August 2, 2023

/s/ Oliver O’Connor Oliver O’Connor	Director	August 2, 2023